SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 21, 1998

                         STANDARD AUTOMOTIVE CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

 Delaware                         001-13657                     59-2018007
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(State or Other Jurisdiction     (Commission                   (IRS Employer
    of Incorporation             File Number)                Identification No.)

321 Valley Rd., Hillsborough, NJ                                      08876-4056
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, (908) 369-5544
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Item 2. Acquisition or Disposition of Assets.

      On July 21, 1998, pursuant to the terms of the Stock Purchase Agreement dated February 24, 1998, as amended, Standard Automotive Corporation (the "Company") completed the acquisition of all of the outstanding capital stock of Barclay Investments, Inc. ("Barclay"). In consideration for such capital stock, the Company issued to the shareholders of Barclay an aggregate of 185,000 shares of the common stock of the Company.

      Simultaneously with the Company's acquisition of Barclay, pursuant to the terms of the Stock Purchase Agreement dated February 13, 1998, as amended, Barclay acquired all of the outstanding capital stock of R&S Truck Body, Inc. (the "R&S Acquisition"). The aggregate consideration paid to the holders of the capital stock of R&S (the "Shareholders") was $13,012,266 in cash and 95,126 shares of the Company's common stock (the "Consideration Shares"). Also, pending the outcome of certain events which will impact the financial results of R&S as of the Closing Date, the Shareholders may receive additional cash consideration in the amount of approximately $656,000.

      The Consideration Shares are subject to a put agreement among the Shareholders, Barclay and the Company (the "Put Agreement"). Under the Put Agreement, the Shareholders may sell or "put" the Consideration Shares to Barclay or the Company for an aggregate dollar amount of $1,000,000 during the period commencing on November 30, 1999 and ending December 31, 1999. Concurrently with the R&S Acquisition, the Company also entered into a consulting and noncompetition agreement with William Smith, a shareholder of R&S, and employment agreements with several key employees of R&S.

      R&S is engaged in the design, manufacture and sale of customized dump trucks and trailers, specialized truck suspension systems and related products and parts. R&S also acts as a distributor for truck equipment manufactured by other companies, including cranes, tarpaulins, spreaders, plows and specialized service bodies. R&S recently tripled its manufacturing facilities with the completion of a new 145,000 square foot plant.

      In connection with the acquisition of Barclay, the Company waived the right to cause Barclay to acquire the capital stock of CPS Trailer Company, Inc. ("CPS"). This decision was made as a result of an accident involving a truck body manufactured by CPS which occurred after the execution of the Purchase Agreement between Barclay and CPS. Nevertheless, as a condition to the acquisition of Barclay, the Company caused Barclay to enter into a 60-day extension with CPS preserving Barclay's right to acquire CPS should it be determined that the potential liability to CPS arising out of the aforementioned incident is not significant or has been settled in a manner which limits the potential liability of Barclay and the Company.

      The source of the funds to finance the R&S Acquisition was a $40,000,000 Revolving Credit and Term Loan Agreement (the "Credit Agreement") which the Company and certain of its subsidiaries (acting as Guarantors) entered into on July 21, 1998 with PNC Bank, National Association ("PNC"), both individually and as agent for other financial institutions.


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

      The Credit Agreement provides for Term Loans in the amount of $18,000,000 and a Revolving Loan in the principal amount of $14,000,000 (collectively, the "Loans"). In addition, the amounts available under the Terms Loans and the Revolving Loan will be increased by $7,000,000 and $1,000,000, respectively, if the Company completes the acquisition of CPS. Portions of the Term Loans were used to fund the R&S Acquisition and to retire certain indebtedness of R&S and the Company. Proceeds available under the Revolving Loan may be used for general working capital. Interest on the amounts outstanding under the Loans is payable monthly and accrues at a variable rate based upon LIBOR or the Base Rate of PNC, plus a percentage which adjusts from time to time based upon the ratio of the Company's indebtedness to EBITDA, as such terms are defined in the Loan Agreement. The rate of interest for the Loans is currently 8.16%. The principal amount of the Term Loans is payable in full on July 21, 2004. Amounts outstanding under the Revolving Loan are payable in full on July 21, 2001, subject to the Company's request, with the approval of PNC, to extend the due date for a one-year period, for a maximum extension period of three years. All amounts outstanding under the Credit Agreement are secured by a lien on substantially all of the Company's assets.

      In connection with the R&S Acquisition, the Company incurred approximately $3,700,000 in investment banking and finder's fees, and legal and accounting expenses. The Company also incurred approximately $1,700,000 in similar fees and expenses, including bank fees, in connection with the procurement of the financing arrangement with PNC.


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

Item 7. Financial Statements and Exhibits

      (a) The financial statements required to be filed with this Report were not available at the time of this filing. Such financial statements will be filed as an amendment to this Form 8-K not later than 60 days after the date of the acquisition.

      (b) The pro forma financial information required to be filed with this Report was not available at the time of this filing. Such pro forma financial information will be filed as an amendment to this Form 8-K not later than 60 days after the date of the acquisition of R&S.

      (c) Exhibits

            2.1 Stock Purchase Agreement among Barclay Investments, Inc., CPS Trailer Company, Inc. and the shareholder of CPS Trailer Company, Inc.*

            2.2 Stock Purchase Agreement among Standard Automotive Corporation, Barclay Investments, Inc. and the shareholders of Barclay Investments, Inc.*

            2.3 Stock Purchase Agreement among Barclay Investments, Inc., R&S Truck Body, Inc. and the shareholders of R&S Truck Body, Inc.*

            2.4 First amendment to Stock Purchase Agreement among Barclay Investments, Inc., CPS Trailer Company, Inc. and the shareholder of CPS Trailer Company, Inc.**

            2.5 First amendment to Stock Purchase Agreement among Barclay Investments, Inc., R&S Truck Body, Inc. and the shareholders of R&S Truck Body, Inc.**

            2.6 Second Amendment to Stock Purchase Agreement among Barclay Investments, Inc., R&S Truck Body, Inc. and the shareholders of R&S Truck Body, Inc.**

            2.7 Second Amendment to Stock Purchase Agreement among Barclay Investments, Inc., CPS Trailer Company, Inc. and the shareholder of CPS Trailer Company, Inc.

            2.8 First Amendment to Stock Purchase Agreement among Standard Automotive Corporation, Barclay Investments, Inc. and the shareholders of Barclay Investments, Inc.
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*     Incorporated by reference to the Company's Quarterly Report on Form 10-Q for December 31, 1997.

**    Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STANDARD AUTOMOTIVE CORPORATION
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                                            (Registrant)


Date: August 5, 1998                By: /s/ Roy Ceccato
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                                        Name:  Roy Ceccato
                                        Title: Chief Financial Officer


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